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                                                                       EXHIBIT 1

                         FITZGERALDS GAMING CORPORATION

               $205,000,000 12 1/4% Senior Secured Notes due 2004


                               PURCHASE AGREEMENT


                                                               December 19, 1997

JEFFERIES & COMPANY, INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated

c/o JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025


Ladies and Gentlemen:

               Each of Fitzgeralds Gaming Corporation, a Nevada corporation (the "ISSUER"), and each other Fitzgeralds Entity (as defined below) hereby agrees with you as follows:

               1. ISSUANCE OF SECURITIES. The Issuer proposes to issue and sell to Jefferies & Company, Inc. ("JEFFERIES") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "INITIAL PURCHASERS"), and the Initial Purchasers, acting severally and not jointly, propose to purchase $205,000,000 aggregate principal amount of the Issuer's 12-1/4% Senior Secured Notes due 2004, Series A (the "SERIES A NOTES"). The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated as of December 19, 1997, among the Issuer, the guarantors named therein (the "GUARANTORS") and The Bank of New York, as trustee (the "TRUSTEE"). The Guarantors will unconditionally guarantee the obligations under the Notes (defined below) and the Indenture (collectively, the "GUARANTY"). The obligations under the Notes and the Guaranty will be secured by security interests in or pledges of (the "SECURITY INTERESTS") certain assets (the "COLLATERAL") of the Issuer and certain of its subsidiaries (collectively, the "GRANTORS"), respectively, as set forth in the Offering Circular (defined below).




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               The Series A Notes will be offered and sold to the Initial
Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuer has prepared a preliminary offering circular, dated December 12, 1997 (the "PRELIMINARY OFFERING CIRCULAR"), and a final offering circular, dated December 19, 1997 (the "OFFERING CIRCULAR"), relating to the offer and sale of the Series A Notes (the "OFFERING").

               Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes shall bear the following legend:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
               OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH FITZGERALDS GAMING CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO


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               NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE
               MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURI TIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

               2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuer shall issue and sell to the Initial Purchasers (and, in order to induce the Initial Purchasers to purchase the Notes, the Guarantors shall issue the Guaranty and the Grantors shall grant the Security Interests), and each of the Initial Purchasers, acting severally and not jointly, shall purchase from the Issuer, the respective principal amount set forth opposite such Initial Purchaser's name on Annex A hereto, of $205,000,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes shall be 96.3748% of the principal amount thereof.

               3. TERMS OF OFFERING. The Initial Purchasers have advised the Issuer that the Initial Purchasers will make offers to sell (the "EXEMPT RESALES") some or all of the Series A Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), (ii) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("ACCREDITED INVESTORS"), and (iii) certain persons outside the United States in reliance on Regulation S ("REGULATION S") under the Act ("REG S INVESTORS," and, together with QIBs and Accredited Investors, "ELIGIBLE PURCHASERS").


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               Holders of the Series A Notes (including subsequent transferees)
will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the Closing Date (as defined below). Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to, among other things, the 12 1/4% Senior Secured Notes due 2004, Series B, of the Issuer (the "SERIES B NOTES" and, together with the Series A Notes, each with the Guaranty endorsed thereon, the "NOTES"), identical in all material respects to the Series A Notes (except that the Series B Notes shall have been registered pursuant to such registration statement) to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Series A Notes.

               On the Closing Date, the Grantors will enter into certain security and pledge agreements, mortgages and certain other documents (collectively, the "SECURITY DOCUMENTS") that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent (in such capacity, the "COLLATERAL AGENT"), for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all of the obligations of the Issuer, the Guarantors and the Grantors under the Indenture, the Notes, and the Security Documents.

               In connection with the offering of the Series A Notes contemplated hereby, the Issuer is seeking the consent (the "CONSENT SOLICITATION") to certain amendments to and/or waivers under (the "AMENDMENTS") the (i) Note Purchase Agreement, dated as of December 30, 1996, among the Issuer, as issuer, Fitzgeralds South, Inc. ("FSI"), Fitzgeralds Reno, Inc. ("FRI"), Fitzgeralds Incorporated ("FI"), Fitzgeralds Las Vegas, Inc. ("FLVI"), Fitzgeralds Fremont Experience Corporation ("FFEC"), Fitzgeralds Mississippi, Inc. ("FMI"), and Fitzgeralds Black Hawk, Inc. ("FBHI"), as subsidiary guarantors, and the purchasers listed on the signature pages thereto (the "NOTE PURCHASE AGREEMENT"); (ii) Indenture, dated as of December 19, 1995, among the Issuer, as issuer, FSI, FRI, FI, FLVI, FFEC, FMI, and FBHI, as subsidiary guarantors, and The Bank of New York (as successor to Wells Fargo Bank, N.A.), as trustee (the "1995 INDENTURE"); (iii) Indenture, dated as of August 13, 1997, among 101 Main Street Limited Liability Company ("101 MAIN"), as issuer, Fitzgeralds Black Hawk II, Inc. ("FBH-II"), as guarantor, and The Bank of New York, as trustee (the "1997 INDENTURE," and, together with the 1995 Indenture, the "OLD INDENTURES"); and (iv) Warrant Agreement, dated as of December 19, 1995, between the Issuer and The Bank of New


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York, as warrant agent (the "WARRANT AGREEMENT"); each, as more fully described in the documents and instruments related thereto (the "CONSENT SOLICITATION DOCUMENTS").

               This Agreement, the Indenture, the Guaranty, the Registration Rights Agreement, the Security Documents, the Notes, the Consent Solicitation Documents and all other documents or instruments executed by the Issuer or any of the Subsidiaries (as defined below) in connection with the transactions contemplated hereby and thereby are referred to herein as the "DOCUMENTS." The Issuer, the Guarantors and the Grantors are collectively referred to herein as the "FITZGERALDS ENTITIES." The transactions contemplated by the Documents, including without limitation, the Consent Solicitation, the Amendments, the Offering and the use of the proceeds therefrom as described in the Offering Circular, are collectively referred to herein as the "TRANSACTIONS."

               4. DELIVERY AND PAYMENT. Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at a Closing (the "CLOSING") to be held at 10:00 a.m., New York City time, on December 30, 1997 (the "CLOSING DATE") at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004-1482. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchasers and the Issuer.

               The Issuer shall deliver to the Initial Purchasers one or more certificates, representing the Series A Notes (the "GLOBAL SECURITIES"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business day's notice to the Issuer, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs, to Accredited Investors and to Reg S Investors, respectively, in each case against payment by the Initial Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account as the Issuer shall designate at least two business days prior to the Closing. In compensation of delivery of payment by the Initial Purchasers in same day funds, the Issuer hereby acknowledges that the Initial Purchasers will deduct from the purchase price an amount equal to the Initial Purchasers' cost of funds with respect thereto.

               The Global Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Hughes Hubbard & Reed LLP (or such other place as shall be acceptable to the Initial Purchasers) not later than 9:30 a.m. one business day immediately preceding the Closing Date.



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               5. AGREEMENTS OF THE FITZGERALDS ENTITIES. Each Fitzgeralds
Entity, jointly and severally, hereby agrees:

                      (a) To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                      (b) To (i) furnish the Initial Purchasers, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request and (ii) promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Circular that the Initial Purchasers deem may be reasonably necessary in connection with Exempt Resales (and the Fitzgeralds Entities hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

                      (c) Not to amend or supplement the Offering Circular prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within one business day after being furnished a copy thereof.

                      (d) So long as the Initial Purchasers shall hold any Notes other than for their own account for investment purposes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuer or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment


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        or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchasers) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

                      (e) To cooperate with the Initial Purchasers and the Initial Purchasers' counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that no Fitzgeralds Entity shall be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                      (f) Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication) costs of the Company with respect to, and delivery of, and performance under, each of the Documents, (C) the issuance and delivery of the Notes, including the fees of the Trustee and the cost of its personnel, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (other than the fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, and (F) the preparation of the Notes,
        (ii) all fees and expenses of the counsel and accountants of the Fitzgeralds Entities, (iii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated


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        Quotation System - PORTAL ("PORTAL"), (iv) all fees and expenses
        (including fees and expenses of counsel) of the Fitzgeralds Entities in connection with approval of the Notes by DTC for "book-entry" transfer and (v) all fees charged by rating agencies in connection with the rating of the Notes.

                      (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

                      (h) To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, each Fitzgeralds Entity hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Collateral Agent in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

                      (i) To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date (including, without limitation, (1) all things necessary or advisable to obtain (i) the consent of the Nevada Gaming Authorities (as defined in the Offering Circular) to the pledge of, and the negative pledge on, the stock of FRI, FSI and FLVI prior to the Registered Exchange Offer, and
        (ii) on the Closing Date, all termination statements, mortgage releases and other documents necessary to terminate the Liens (as defined in the Indenture) of record with respect to Indebtedness (as defined in the Indenture) that is being repaid with the net proceeds of the Offering; and (2) using its best efforts to obtain the consent from the respective lessors to the grant of a first priority Lien on the Issuer's and the Guarantors' interest in the Nevada Ground Leases (as defined in the Offering Circular) and to the foreclosure by the Collateral Agent thereon following an Event of Default (as defined in the Indenture) as promptly as practicable following the Closing Date).

                      (j) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of any of them will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Eligible Purchasers of the Series A Notes.



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                      (k) For so long as any of the Notes remain outstanding,
        during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Eligible Initial Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

                      (l) To comply with the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                      (m) To use its best efforts to effect the inclusion of the Notes in PORTAL.

                      (n) For so long as the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission,
        (1) to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Initial Purchasers (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuer's independent certified public accountants and
        (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports and (2) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or such other registration statement with respect to the Notes) is filed with the Commission, to file such information with the Commission so long as the Commission will accept such filings.

                      (o) Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(c) hereof, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                      (p) Not to, directly or indirectly, without the prior consent of Jefferies, which consent shall not be unreasonably withheld, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to


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        purchase or other disposition) of any debt securities of any of them for a period of six months after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement.

                      (q) For so long as the Initial Purchasers shall hold any Notes, to notify the Initial Purchasers promptly in writing if any Fitzgeralds Entity or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(aa) hereof.

               6. REPRESENTATIONS AND WARRANTIES OF THE FITZGERALDS ENTITIES. The Fitzgeralds Entities, jointly and severally, represent and warrant to the Initial Purchasers that:

                      (a) The Preliminary Offering Circular as of its date did not, and each of the Offering Circular and the Consent Solicitation Documents, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act or
        (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular as amended or supplemented as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Except as adequately disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

                      (b) Other than the Issuer's 13% Senior Secured Notes due 2002, there are no securities of any Fitzgeralds Entity registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system. The Series A Notes are eligible for resale pursuant to Rule 144A.



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                      (c) Each of the Issuer and each Subsidiary (defined below)
        (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on (i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries, taken as a whole, (ii) the ability of any Fitzgeralds Entity to perform its obligations under any of the Documents or (iii) the perfection or priority of any Security Interest in any portion of the Collateral (each, a "MATERIAL ADVERSE EFFECT").

                      (d) Immediately following the Closing, (i) the only direct or indirect subsidiaries of the Issuer (collectively, the "SUBSIDIARIES") will be the entities identified on Schedule 6(d), and
        (ii) except as set forth on Schedule 6(d), the Issuer will directly or indirectly beneficially own 100% of the outstanding shares of capital stock or other equity interests of each Subsidiary, free and clear of Liens, except for Liens securing the Notes, and all of such shares of capital stock or other equity interests will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights. Except as adequately disclosed in the Offering Circular, there are no outstanding
        (x) securities convertible into or exchangeable for any capital stock of the Issuer or any of the Subsidiaries, (y) options, warrants or other rights to purchase or subscribe to capital stock of the Issuer or any of the Subsidiaries or securities convertible into or exchangeable for capital stock of the Issuer or any of the Subsidiaries or (z) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of the Issuer or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Except as adequately disclosed in the Offering Circular, immediately following the Closing, the Issuer will not directly or indirectly own any capital stock or other equity interest in any person other than the Subsidiaries.

                      (e) All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the capitalization of the Issuer and its Subsidiaries on a consolidated basis, (ii) the pro forma capitalization of the Issuer and its Subsidiaries on a consolidated basis after giving effect to the elimination of the assets and liabilities of Nevada Club, Inc. and (iii) the pro forma as adjusted capitalization of the Issuer and its Subsidiaries on a consolidated basis after giving effect to the Transactions. Except as set forth in such table, immediately following the Closing, neither the Issuer nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than (w) liabilities that are reflected in the Financial Statements (defined below), (x) liabilities that are not reflected in the Financial Statements because such liabilities are not required to be included therein in accordance with GAAP (defined below) or (z) liabilities incurred subsequent to September 28, 1997 that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                      (f) Except for this Agreement and the Registration Rights Agreement (and agreements relating to securities to be redeemed at the Closing), and as adequately disclosed in the Offering Circular, neither the Issuer nor any of the Subsidiaries has entered into any agreement
        (i) to register its securities under the Act or (ii) to purchase or offer to purchase any securities of the Issuer, any of the Subsidiaries or any of their respective affiliates.

                      (g) Each Fitzgeralds Entity has all requisite power and authority to enter into, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions. Each of the Documents has been duly and validly authorized by each Fitzgeralds Entity that is, or will be, a party hereto or thereto, and this Agreement is, and when executed and delivered on the Closing Date each other Document will be, a legal, valid and binding obligation of each Fitzgeralds Entity that is a party hereto or thereto, enforceable against each such person in accordance with its terms. When executed and delivered, each Document will conform to the description thereof in the Offering Circular. Except as adequately disclosed in the Offering Circular, the Guaranty ranks and will rank on a parity with all senior Indebtedness of the applicable Guarantor that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other Indebtedness of the applicable Guarantor that is outstanding on the date hereof or that may be incurred hereafter. On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

                      (h) The Series A Notes have been duly and validly authorized by the Issuer for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms. The Series B Notes have been duly and validly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms. Each Guaranty has been duly and validly authorized by the applicable Guarantor and, when issued in accordance with the terms of the Indenture, will be a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms. Except as adequately disclosed in the Offering Circular, the Notes rank and will rank on a parity with all senior Indebtedness of the Issuer that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other indebtedness of the Issuer that is outstanding on the date hereof or that may be incurred hereafter.

                      (i) Neither the Issuer nor any of the Subsidiaries is (i) in violation of its respective charter or by-laws (collectively, "CHARTER DOCUMENTS"), (ii) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law and the Nevada Gaming Control Act, the Mississippi Gaming Control Act and the Colorado Limited Gaming Control Act of 1991, in each case including the rules and regulations promulgated thereunder) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "APPLICABLE LAW") of any government, governmental or regulatory agency or body (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Mississippi Gaming Commission, the Colorado Limited Gaming Control Commission and the Colorado Department of Revenue Gaming Division (collectively, "GAMING AUTHORITIES")), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), other than violations that could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), other than breaches or defaults that could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or Applicable Laws or a breach of or default under any Applicable Agreement or result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, violations, penalties, defaults or conditions which could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

                      (j) Except as adequately disclosed in the Offering Circular, neither the execution, delivery or performance of the Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Issuer or any of the Subsidiaries (except pursuant to the Documents), or result in an acceleration of indebtedness pursuant to
        (i) the Charter Documents of the Issuer or any of the Subsidiaries,
        (ii) any Applicable Agreement, other than such breaches, violations or defaults that could not, singly or in the aggregate, result in a Material Adverse Effect or (iii) any Applicable Law. After giving effect to the Transactions, no Default (as defined in the Indenture) or Event of Default will exist.

                      (k) No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority (collectively, "PERMITS") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date, (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, or (iii) the failure of which to make or obtain could not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

                      (l) Except as adequately disclosed in the Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "PROCEEDINGS"), pending or threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the Transactions, or
        (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect.

                      (m) The Issuer, each of the Subsidiaries and each director, officer, employee and agent of the Issuer or any of its Subsidiaries (each of the Issuer, each of its Subsidiaries and each such other person, a "REGULATED PERSON") has, and is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming operations and the manufacture of gaming machines) necessary or advisable to own, lease and operate the properties and to conduct the businesses described in the Offering Circular other than those the failure of which to have could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. All such Permits are valid and in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, the imposition of any material penalty, revocation or termination by the issuer thereof or which results, or after notice or lapse of time would result, in any material impairment of the rights of the holder of any such Permits. Neither the Issuer nor any of the Subsidiaries has any reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

                      (n) To the best knowledge of the Fitzgeralds Entities, (i) no Governmental Authority is investigating any Regulated Person (other than normal overseeing reviews of the Gaming Authorities incident to the gaming activities of the Issuer and the Subsidiaries), and (ii) there is no basis for any of the Gaming Authorities to deny the renewal of the current Permits held by any of them.

                      (o) Immediately following the Closing, the Issuer and the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (except for Permitted Liens (as defined in the Indenture)), to all property and assets described in the Offering Circular as being owned by them and (ii) will enjoy peaceful and undisturbed possession under all leases to which any of them is a party as lessee.

                      (p) The Issuer and the Subsidiaries maintain insurance (including self-insurance consistent with prior practice as adequately disclosed in the Offering Circular) covering their properties, operations, personnel and businesses against such losses and risks as they reasonably deem adequate in accordance with customary industry practice. Any such insurance is outstanding and duly in force.

                      (q) Upon execution and delivery of the Security Documents and the issuance of the Notes, the Security Documents will create, in favor of the Collateral Agent, for the benefit of the holders of the Notes, a valid security interest in the Collateral and the proceeds thereof and, upon the filings or the recording required by the Security Documents, the Collateral Agent will have a first priority perfected security interest in the Collateral, except as adequately disclosed in the Offering Circular.

                      (r) All tax returns required to be filed by the Issuer and the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from such entities have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuer in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any fiscal period against the Issuer or any of the Subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Issuer and the Subsidiaries in respect of any income and tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

                      (s) The Issuer and the Subsidiaries own, or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") currently used in, or necessary for the conduct of, their businesses, free and clear of all Liens, other than Permitted Liens. No claims have been asserted by any person challenging the use of any such Intellectual Property by the Issuer or any of the Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto, there is no valid basis for any such claim (other than any claims that could not, singly or in the aggregate, have a Material Adverse Effect), and the use of such Intellectual Property by the Issuer and the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

                      (t) Each of the Issuer and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

                      (u) Each of (i) the audited consolidated financial statements and related notes of (A) the Issuer and (B) 101 Main, in each case contained in the Offering Circular (the "AUDITED FINANCIAL STATEMENTS") and (ii) the unaudited consolidated financial statements and related notes of (A) the Issuer and (B) 101 Main, in each case contained in the Offering Circular (the "INTERIM FINANCIAL STATEMENTS" and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS") present fairly the consolidated financial position, results of operations and cash flows of the applicable person (and in the case of the Issuer, its subsidiaries), as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the "S-X REQUIREMENTS"). The summary historical financial data included in the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly the consolidated financial position and results of operations of the Issuer and its subsidiaries as of the respective dates and for the respective periods indicated. The pro forma consolidated financial statements and related notes included in the Offering Circular (w) comply with the S-X Requirements and all other rules and guidelines of the Commission with respect to pro forma financial statements, (x) present fairly the pro forma financial position, results of operations and cash flow of the Issuer and its subsidiaries as of the dates and for the periods indicated, after giving effect to the Transactions, (y) have been prepared on a basis consistent with the Financial Statements, except for the pro forma adjustments specified therein, and (z) are based on good faith, reasonable estimates and assumptions of the Issuer. The summary pro forma financial information included in the Offering Circular have been derived from such pro forma financial statements and present fairly the pro forma consolidated financial position and results of operation of the Issuer and its subsidiaries as of the respective dates and for the respective periods indicated. All other financial and statistical data included in the Offering Circular are fairly and accurately presented. Deloitte & Touche, LLP and Ernst & Young, LLP are independent public accountants with respect to the Issuer and the Subsidiaries within the meaning of Regulation S-X under the Act.

                      (v) Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither the Issuer nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock or any increase in long-term indebtedness or any material increase in short-term indebtedness of any of them, or any payment of or declaration to pay any dividends or any other distribution with respect to any of them, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "MATERIAL ADVERSE CHANGE"). There is no event that is reasonably likely to occur, which if it were to occur, could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, except such events that have been adequately disclosed in the Offering Circular.

                      (w) Immediately following the Closing, after giving effect to the Transactions, (i) the present fair salable value of the assets of each Fitzgeralds Entity will exceed the amount that will be required to be paid on or in respect of the then existing debts and other liabilities (including contingent liabilities) of such Person as they become absolute and matured and (ii) no Fitzgeralds Entity will have unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Neither the Issuer nor any of the Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

                      (x) Neither the Issuer nor any of its affiliates has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes or (iii) except as disclosed in the Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of them.

                      (y) Without limiting clause (k) above, no registration under the Act, and no qualification of the Indenture under the TIA, is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchasers' representations contained herein regarding the absence of general solicitation in connection with the sale of the Series A Notes to the Initial Purchasers and in the Exempt Resales, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by the Issuer or any of its affiliates or any of their representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as any of the Notes have been offered, issued or sold by the Issuer or any of its affiliates within the six-month period immediately prior to the date hereof. With respect to those Series A Notes sold in reliance on Regulation S, (i) none of the Issuer, its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer and its affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer makes no representation) has complied with the offering restrictions requirement of Regulation S.

                      (z) Without limiting clause (k) above, no registration under the Act, or filing under the Exchange Act or the TIA, is required in connection with the commencement or consummation of the Consent Solicitation and the Amendments. The Consent Solicitation and the Amendments will comply with the terms of the Note Purchase Agreement, the Old Indentures and the Warrant Agreement, as the case may be, and, upon consummation of the Amendments, the Old Indentures, as amended, will comply with the TIA.

                      (aa) No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in the Issuer or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"),
        (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which could, singly or in the aggregate, have a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "CODE").

                      (ab) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
        Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). Neither the Issuer nor any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, the

        Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

                      (ac) Neither the Issuer nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other such person (other than the Initial Purchasers) in connection with the Transactions and neither the Issuer nor any of the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions and fees to the Initial Purchasers as set forth in the Offering Circular).

                      (ad) Neither the Issuer nor any Subsidiary is engaged in any unfair labor practice. Except as adequately disclosed in the Offering Circular, there is:

                             (i) no unfair labor practice complaint or other
               proceeding pending or, to the knowledge of the Issuer after due inquiry, threatened against the Issuer or any of the Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened,

                             (ii) no strike, labor dispute, slowdown or stoppage
               pending or, to the knowledge of the Issuer after due inquiry, threatened against the Issuer or any of the Subsidiaries, and

                             (iii) no union representation question existing
               with respect to the employees of the Issuer or any of the Subsidiaries, and, to the Issuer's knowledge after due inquiry, no union organizing activities are taking place,

        which, in the case of clause (i), (ii) or (iii), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                      (ae) In the ordinary course of their businesses, the Issuer and each of the Subsidiaries conduct periodic reviews of the effect of Environmental Laws (as defined below) on the business, operations and properties of the Issuer and each of the Subsidiaries in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer and the Subsidiaries have reasonably concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Except as adequately disclosed in the Offering Circular or as otherwise could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect:

                             (1) each of the Issuer and the Subsidiaries (i) has
               obtained all Permits that are required with respect to the operation of its business, property and assets under the Environmental Laws (as defined below) and are in compliance with all terms and conditions of such required Permits, and (ii) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                             (2) no real property or facility owned, used,
               operated, leased, managed or controlled by the Issuer or any of the Subsidiaries, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and neither the Issuer nor any of the Subsidiaries has received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                             (3) no underground storage tank or other
               underground storage receptacle, or related piping, is located on a facility or property currently owned, operated, leased, managed or controlled by the Issuer or any of the Subsidiaries in violation of any Environmental Law;

                             (4) there have been no releases (i.e., any past or
               present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the knowledge of the Issuer and the Subsidiaries after due inquiry, off-site) of Hazardous Materials (as defined below) by the Issuer, any of the Subsidiaries or any predecessor in interest or any person or entity whose liability for any release of Hazardous Materials the Issuer or any of the Subsidiaries has retained or assumed either contractually or by operation of law at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person;

                             (5) neither the Issuer, the Subsidiaries nor any
               person or entity whose liability the Issuer or any of the Subsidiaries has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Law, and there is no Proceeding pending or threatened against any of them under any Environmental Law; and

                             (6) there are no events, activities, practices,
               incidents, actions, conditions, circumstances or plans that may interfere with or prevent compliance by the Issuer or any of the Subsidiaries with any Environmental Law, or that may give rise to any liability under any Environmental Laws.

                             "ENVIRONMENTAL LAWS" means all Applicable Laws
               relating to pollution or protection of human health and the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or any constituents relating to or arising out of any oil production activities, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or substances (collectively referred to as "HAZARDOUS MATERIALS"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                      (af) No statement, representation or warranty made by the Issuer, any of the Subsidiaries, or any other person in any of the Documents or in any certificate or document required by any of the Documents to be delivered to the Initial Purchasers was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by any officer of the Issuer or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the Transactions shall be deemed to be a representation and warranty by the Issuer and such Guarantor to each Initial Purchaser as to the matters covered thereby.

               7. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. Each of the Initial Purchasers severally represents and warrants with respect to itself that:

                      (a)  It is a QIB.

                      (b) It, either directly or through its selling agent, (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (B) a limited number of Accredited Investors that execute and deliver to the Issuer and the Initial Purchasers a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular or (C) certain persons outside the United States in reliance on Regulation S.

                      (c) No form of general solicitation or general advertising in violation of the Securities Act has been or will be used by such Initial Purchasers or any of its representatives in connection with the offer and sale of any of the Series A Notes.

                      (d) In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, Eligible Purchasers who, in purchasing such Series A Notes, will be deemed to have represented and agreed (i) if such Eligible Purchasers are QIBs, that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A) inside the United States to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or in accordance with another exemption from the registration requirements of the Act, (B) to the Issuer, (C) pursuant to an effective registration statement, and (D) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (iii) that the holder will, and each subsequent holder is required to, notify any Initial Purchasers from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

                      (e) It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by it, and this Agreement is, and when executed and delivered on the Closing Date the Registration Rights Agreement will be, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

               8.     INDEMNIFICATION.

                      (a) Each Fitzgeralds Entity shall, jointly and severally, without limitation as to time, indemnify and hold harmless each Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any Initial Purchaser (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser and any such controlling person, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with
        (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any act, omission, transaction or event contemplated by the Documents; provided, that no Fitzgeralds Entity shall be liable to the extent that
        (1) any Losses under clause (ii) above are found by a court of competent jurisdiction, in a final non-appealable judgment, to have arisen from the gross negligence or willful misconduct of such person to be so indemnified and (2) any Losses under clauses (i) or (ii) above result from an untrue statement or omission or an alleged untrue statement or omission made in reliance on and in conformity with the written information supplied to the Issuer by any Initial Purchaser for use in the Offering Circular. The parties hereto agree that the only information supplied by any Initial Purchaser to the Issuer for use in the Offering Circular is the information relating to such Initial Purchaser in the last paragraph of text on the cover page thereof and in the information contained in the third paragraph under the heading "Plan of Distribution." The Issuer shall notify each of the Initial Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Issuer or any Subsidiary is aware in connection with the matters addressed by this Agreement that involves the Issuer, any of the Subsidiaries or any person to be so indemnified.

                      (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Issuer, its directors, officers, and each person, if any, who controls the Issuer (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) against any and all Losses, as incurred, directly arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Circular in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein.

                      (c) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder, such indemnified party shall give prompt written notice to the indemnifying party; provided, that the failure to so notify the indemnifying party shall not relieve such indemnifying party from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnified party has been prejudiced materially by such failure.

                      No indemnifying party shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance satisfactory to the indemnified party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any indemnified party is a party thereto and does not contain a statement as to fault, culpability or failure to act by or on behalf of any indemnified party.

                      (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this
        Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Fitzgeralds Entities, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fitzgeralds Entities, on the one hand, and the Initial Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Fitzgeralds Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fitzgeralds Entities, and the total discounts and commissions received by the Initial Purchasers, bear to the total price of the Series A Notes to investors, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Fitzgeralds Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fitzgeralds Entities, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

                      Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
        Section 8(d), neither of the Initial Purchasers shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Series A Notes purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                      (e) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that an indemnifying party may otherwise have to an indemnified party.

                      (f) Neither the Company nor any Fitzgeralds Entity will be liable to any indemnified party under Section 8(a)(i) for any Losses caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in the Preliminary Offering Circular or the Offering Circular, as the case may be, and was corrected in the Offering Circular or any amendment or supplement thereto, as the case may be, if (i) the Offering Circular, or such amendment or supplement thereto, as the case may be, does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of a related proceeding, (ii) such Losses resulted from an action, claim or suit by any Person who purchased the

        Series A Notes that are the subject thereof from such indemnified party and (iii) it is finally judicially determined in a related proceeding that such indemnified party failed to deliver or provide a copy of the Offering Circular or such amendment or supplement thereto, as the case may be, to such Person with or prior to the confirmation of the sale of such Series A Notes sold to such Person if required by Applicable Law.

                      9.     CONDITIONS.

                      (a) The respective obligations of each Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                             (i) All the representations and warranties of each Fitzgeralds Entity in each of the Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Fitzgeralds Entities and, to the knowledge of the Issuer after due inquiry, each other party to the Documents (other than the Initial Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents.

                             (ii) The Offering Circular shall have been printed and copies made available to the Initial Purchasers not later than 12:00 noon, New York City time, on the first business day following the date of this Agreement or at such later date and time as the Initial Purchasers may approve.

                             (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

                             (iv) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes and (B) could not reasonably be expected to have a Material Adverse Effect.

                             (v) Since the date as of which information is given in the Offering Circular, there shall not have been any Material Adverse Change.

                             (vi) The Notes shall have received a rating of B-and B3 from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

                             (vii) The Initial Purchasers shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Issuer, on behalf of the Issuer, (x) confirming the matters set forth in paragraphs (i) through (v) of this
        Section 9(a) and (y) certifying as to such other matters as the Initial Purchasers may reasonably request, (B) a certificate, dated the Closing Date, signed by the Secretary of each Fitzgeralds Entity, certifying such matters as the Initial Purchasers may reasonably request and (C) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuer substantially in the form previously approved by the Initial Purchasers.

                             (viii) The Initial Purchasers shall have received:

                             (1) an opinion (in form and substance satisfactory
               to the Initial Purchasers and counsel to the Initial Purchasers) of Hughes Hubbard & Reed LLP, special counsel to the Issuer, dated the Closing Date, in the form of Exhibit A hereto;

                             (2) the opinions (in form and substance
               satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Schreck Morris; Lohf, Shaiman & Jacobs, P.C.; Eaton & Cottrell, P.A.; Farris, Mathews, Gilman, Branan & Hellen, P.L.C.; and Snell & Willmer, in each case substantially in the form of the relevant opinions in Exhibit B hereto;

                             (3) reliance letters from each counsel or special
               counsel to any Fitzgeralds Entity (in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, permitting the Initial Purchasers to rely on all other opinions rendered by such counsel in connection with the Transactions; and

                             (4) an opinion, dated the Closing Date, of Skadden,
               Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

                             (ix) The Initial Purchasers shall have received from Deloitte & Touche LLP with respect to the Issuer and its Subsidiaries (other than 101 Main), and from Ernst & Young LLP with respect to 101 Main, (A) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Offering Circular, and
        (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                             (x) The Documents shall have been executed and delivered by all parties thereto and the Initial Purchasers shall have received a fully executed original of each Document.

                             (xi) On or prior to the Closing Date, the Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions and all other conditions precedent to the Transactions shall have been satisfied or waived.

                             (xii) The Initial Purchasers shall have received copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases and other collateral releases and terminations, each in form and substance satisfactory to the Initial Purchasers, which, upon the Closing, shall evidence (1) the repayment of the Issuer's 13% Senior Secured Notes due 2002 with Contingent Interest, the Issuer's 13% Priority Secured Notes due 1998, 101 Main's 13% First Mortgage Notes due 2000, and $20.1 million aggregate principal amount of other secured Indebtedness of the Issuer and the Subsidiaries; (2) the termination of each agreement or instrument relating thereto; and (3) the release of each item of collateral securing such Indebtedness and the termination of all Liens created thereunder, and each such payoff letter, release and termination shall be in full force and effect.

                             (xiii) The Collateral Agent shall have received (A) executed copies of each UCC-1 financing statement signed by the Issuer and each Subsidiary, naming the Collateral Agent as secured party and filed in such jurisdictions as the Initial Purchasers may reasonably require, (B) bailee letters, in form and substance reasonably satisfactory to the Initial Purchasers, executed by the Issuer or the appropriate Grantors for delivery to each of the Persons identified in the Security Documents as holding Collateral, and (C) the original stock certificates pledged to the Collateral Agent pursuant to the Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith.

                             (xiv) Counsel to the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                      (b) The obligation of the Issuer to sell the Series A Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                             (i) The Initial Purchasers shall have delivered payment to the Issuer for the Series A Notes pursuant to Sections 2 and 4 of this Agreement.

                             (ii) All of the representations and warranties of the Initial Purchasers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                             (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

               10.    TERMINATION AND SURVIVAL.

                      (a) The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuer if any of the following has occurred:

                             (i) since the date as of which information is given in the Offering Circular, any Material Adverse Effect or development involving a prospective Material Adverse Effect, whether or not arising in the ordinary course of business, that could, in the judgment of the Initial Purchasers, (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of any of the Notes;

                             (ii) the failure of the Issuer to satisfy the conditions contained in Section 9(a) hereof on or prior to the third business day following the date of this Agreement, except to the extent that such failure is due to the act or failure to act of an Initial Purchaser;

                             (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere could make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes;

                             (iv) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

                             (v) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the opinion of the Initial Purchasers materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer or any Subsidiary;

                             (vi) any securities of any Fitzgeralds Entity shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 431(g)(2) under the Act; or

                             (vii) the declaration of a banking moratorium by any Governmen tal Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the opinion of the Initial Purchasers could have a material adverse effect on the financial markets in the United States or elsewhere.

                      (b) The indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of
        (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement. Without limiting the foregoing, notwithstanding any termination of this Agreement, the Fitzgeralds Entities shall be jointly and severally liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to Section 8 hereof.

               11. DEFAULT BY INITIAL PURCHASERS. If any of the Initial Purchasers shall fail or refuse to purchase the Series A Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuer for the purchase of such Series A Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Issuer, except as otherwise provided in Section 10 hereof. Nothing herein shall relieve any of the Initial Purchasers from liability for its default.

               12.    MISCELLANEOUS.

                      (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer, 301 Fremont Street, Las Vegas, Nevada 89101, Attention: Chief Executive Officer, with a copy to Hughes Hubbard & Reed LLP, 350 South Grand Avenue, Suite 3600, Los Angeles, California 90071, Attention: Theodore
        H. Latty, Esq. and (ii) if to the Initial Purchasers, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Michael A. Woronoff, Esq. (provided that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

                      (b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons officers, directors, partners, employees, representatives and agents referred to in Section 8 and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term

        "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchasers is intended to be a beneficiary of the Issuer's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Issuer, and each such purchaser shall have the right to take action against the Issuer to enforce, and obtain damages for any breach of, those covenants.

                      (c) THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH FITZGERALDS ENTITY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH FITZGERALDS ENTITY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH FITZGERALDS ENTITY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY FITZGERALDS ENTITY AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY FITZGERALDS ENTITY IN ANY OTHER JURISDICTION.

                      (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                      (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                      (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

                      (h) The indemnities and contribution and expense reimbursement provisions set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any party hereto, (ii) acceptance of the Series A Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

                               PURCHASE AGREEMENT

                                   SIGNATURES

                  Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Initial Purchasers.

                             Very truly yours,

                                     FITZGERALDS GAMING CORPORATION
                                     FITZGERALDS SOUTH, INC.
                                     FITZGERALDS RENO, INC.
                                     FITZGERALDS INCORPORATED
                                     FITZGERALDS MISSISSIPPI, INC.
                                     FITZGERALDS LAS VEGAS, INC.
                                     FITZGERALDS BLACK HAWK, INC.
                                     FITZGERALDS BLACK HAWK II, INC.
                                     FITZGERALDS FREMONT EXPERIENCE
                                        CORPORATION
                                     101 MAIN STREET LIMITED LIABILITY
                                        COMPANY,


                             By:  /s/ PHILIP D. GRIFFIN
                                  ----------------------------------------------
                                  Name: Philip D. Griffith
                                  Title:  President and Chief Executive Officer
                                            of each of the above named entities

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.



By:     /s/ M. BRENT STEVENS
        --------------------------------
        Name:  M. Brent Stevens
        Title: Managing Director


MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By:
        --------------------------------
        Name:
        Title:

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.



By:
        --------------------------------
        Name:
        Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By:     /s/ MAY BECKER
        --------------------------------
        Name:  M. Becker
        Title: Vice President

                                     ANNEX A


                                                             Principal
                                                             Amount
Initial Purchaser                                            of Series A Notes
-----------------                                            -----------------
Jefferies & Company, Inc...............................        $ 136,667,000

Merrill, Lynch, Pierce, Fenner & Smith
            Incorporated...............................        $  68,333,000
                                                               =============
TOTAL..................................................        $ 205,000,000



                                      Ann-1

                                                                       EXHIBIT A


                 [Form of Opinions of Hughes Hubbard & Reed LLP]


               1. Fitzgeralds New York, Inc. (i) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of the State of New York, and (ii) has all requisite power and authority to carry on its business as it is currently being conducted, and to own, lease and operate its properties as described in the Offering Circular.

               2. To the best of our knowledge, immediately following the Closing, (i) the only direct or indirect subsidiaries of the Issuer will be the Subsidiaries; (ii) except as set forth in clause (i), above, the Issuer will not directly or indirectly own any capital stock or other equity interest in, or be a partner of, any other person; and (iii) except for Fitzgeralds Arizona Management, Inc. and Fitzgeralds New York, Inc., the Issuer will directly and indirectly beneficially own 100% of the outstanding shares of capital stock or other equity interests of each Subsidiary, free and clear of all Liens, except as granted pursuant to the Collateral Agreements.

               3. Except for warrants to purchase 5,358 shares of common stock of Fitzgeralds South, Inc. and warrants to purchase ___________ shares of common stock of the Issuer, to the best of our knowledge, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of the Issuer or any of the Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to capital stock of any of Issuer or the Subsidiaries, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of the Issuer or the Subsidiaries, any such convertible or exchangeable securities, or any such options, warrants or rights.

               4. Each of the Indenture, the Series A Notes, the Guaranty, the Purchase Agreement, the Registration Rights Agreement, the Security and Pledge Agreement, the Mortgages and the Consent Solicitation Documents (collectively, the "Documents") is a legal, valid and binding obligation of each Fitzgeralds Entity that is a party thereto, enforceable against each such Person in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity, including the possible unavailability of specific performance or the unenforceability of waivers of certain rights or defenses (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (C) limitations imposed upon the enforceability of indemnification provisions, under certain circumstances, by federal or state securities laws or the policies underlying such laws.

               5. The Series A Notes have been duly and validly authorized, issued, executed and delivered by the Issuer, and when paid for in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally, and (B) general principles of equity, including the possible unavailability of specific performance or the unenforceability of waivers of certain rights or defenses (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Series B Notes have been duly and validly authorized by the Issuer and, when issued, authenticated and delivered in accordance with the terms of the Indenture and delivered in the Registered Exchange Offer contemplated by the Registration Rights Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preferential transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               6. The Guaranty is a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (B) general principles of equity, including the possible unavailability of specific performance or the unenforceability of waivers of certain rights or defenses (regardless of whether such enforcement is considered in a proceeding in equity or at law)

               7. A California court to which the issue is properly presented should conclude that the express choice of New York law as the governing law for the Documents purporting to be governed by New York law is enforceable as a matter of California choice-of-law rules.

               8. No Permits are required in connection with, or as a condition to, the execution, delivery or performance of the Documents or for the consummation of the Transactions. Without limiting the foregoing, (a) no registration under the Securities Act is required for the sale of the Notes and the Guaranty to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs, Accredited Investors or Reg S Investors, (ii) the accuracy of the representations and warranties of the Initial Purchasers and the Issuer contained in the Purchase Agreement and (iii) the accuracy of the representations made by each Accredited Investor that purchases the Notes pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular, (b) prior to the Registered Exchange Offer or the effectiveness of the

Shelf Registration Statement, the Indenture is not required to be qualified under the TIA and (c) no registration under the Act, or filing under the Exchange Act or the TIA is required in connection with the commencement or consummation of the Consent Solicitation and the Amendments.

               9. Each of the Preliminary Offering Circular and the Offering Circular, as of its date (except for the financial statements, including the notes and schedules thereto, and other financial or statistical data included therein or omitted therefrom, as to which we express no opinion), contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

               10. No Fitzgeralds Entity is in violation of or in default under
(i) its Charter Documents, (ii) any Applicable Law that a lawyer exercising customary professional diligence would reasonably recognize as being binding on ir applicable to a Fitzgerald Entity or (iii) any Applicable Agreement known to us, in the case of clause (ii) or (iii) except for such violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

               11. Neither the execution or delivery of any of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person (other than consents already obtained) under, or result in the imposition of a Lien on any properties or assets of the Issuer or the Subsidiaries or an acceleration of indebtedness pursuant to, (i) the Charter Documents of any Fitzgeralds Entity, (ii) any Applicable Agreement known to us or (iii) any Applicable Law that a lawyer exercising customary professional diligence would reasonably recognize as being applicable to the Transactions (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

               12. There is no Proceeding before or by any Governmental Authority now pending, or to the best of our knowledge threatened, that either
(i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the Transactions or (ii) would, singly or in the aggregate, have a Material Adverse Effect.

               13. None of the Issuer nor any of the Subsidiaries is subject to regulation, or shall become subject to regulation solely by reason of the consummation of the transactions contemplated by the Documents, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

               14. The terms of the Notes, the Guaranty, the Indenture, the Registration Rights Agreement, the Intercreditor Agreement and the Security Documents conform in all material respects to the descriptions thereof contained in the Offering Circular under the caption "Description of Notes." We have reviewed the information in the Offering Circular under the captions "Description of Notes," "Certain Federal Income Tax Consequences," "Notice to Investors," and "Plan of Distribution" and to the extent such information constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents, summaries of proceedings or legal conclusions, it is complete and correct in all material respects.

               15. The Consent Solicitation and the Amendments complied with the terms of the Note Purchase Agreement, the Old Indentures, the Warrant Agreement and all Applicable Law; and the Amendments have been duly and validly adopted.

               16. To the extent that Federal law applies to the perfection of security interests in Patents, Trademarks, and Copyrights (each as defined in the Security Agreement), upon recordation of the [Patent Security Agreement], the Trademark Security Agreement and the Copyright Security Agreement in the U.S. Patent and Trademark Office and the U.S. Copyright Office, respectively, the security interests will be perfected in the [patents], registrations and applications set forth on the schedules to the [Patent Security Agreement,] the Trademark Security Agreement and the Copyright Security Agreement.

               17. The provisions of the Security Agreement are effective to create in favor of the Collateral Agent to secure the Secured Obligations (as defined in the Security Agreement) a valid security interest in each Grantor's rights in that portion of the Collateral (as defined in the Security Agreement) which is subject to Article 9 of the New York UCC.

               18. The provisions of the Security Agreement are effective to create in favor of the Collateral Agent to secure the Secured Obligations (as defined in the Security Agreement) a valid security interest in each Grantor's rights in the certificates representing the shares of stock identified on
Schedule I to the Security Agreement (the "Pledged Stock") pledged by such Grantor. Upon delivery of the Pledged Stock to the Collateral Agent, the Collateral Agent will have a perfected interest in each Grantor's rights in the Pledged Stock. Upon such delivery, no interest of any other creditor of the respective Grantor will be equal or prior to the security interest of the Collateral Agent in the Pledged Stock pledged by the respective Grantor.

               19. We have participated in conferences with representatives of the Issuer, representatives of the accountants of the Issuer, your representatives and counsel, at which conferences the contents of the Offering Circular and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as set forth above), nothing has come to our attention that causes us to believe that the Offering Circular as of its date contained, or on the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements, including the notes and schedules thereto, and other financial or statistical data included therein or omitted therefrom or the statements contained under the caption "Regulation and Licensing" included in the Offering Circular).

                                                                       EXHIBIT B

                        [Form of Local Counsel Opinions]

               1. [Each appropriate Fitzgeralds Entity](1) (i) has been duly [organized/incorporated] and is validly existing and in good standing under the laws of the State of [state], (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as proposed to be conducted, and to own, lease and operate its properties, as described in the Offering Circular, and (iii) is duly qualified and licensed to do business and is in good standing under the laws of [state], and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction set forth on Annex I hereto.

               2. The authorized capital stock of [each appropriate Fitzgeralds Entity] consists of [ ]. Each share of capital stock of [each appropriate Fitzgeralds Entity] that is issued and outstanding is duly authorized and validly issued, fully paid and nonassessable. There is no outstanding subscription, option, warrant or other right calling for the issuance of any share of capital stock of the Issuer or any security convertible into, exercisable for, or exchangeable for stock of the Issuer.

               3. [Each appropriate Fitzgeralds Entity] has all requisite corporate power and authority to enter into, deliver and perform all of its obligations under each of the Documents to which it is a party. [Each appropriate Fitzgeralds Entity] has duly authorized, executed and delivered each of the Documents to which it is a party.

               4. Each Document to which [each appropriate Fitzgeralds Entity] is a party, to the extent governed by the laws of the State of [state], is a legal, valid and binding obligation of such person, enforceable against such person in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (C) limitations imposed

----------

        (1) The appropriate Fitzgeralds Entities are: (a) for Nevada counsel:
        Fitzgeralds Gaming Corporation, Fitzgeralds South, Inc., Fitzgeralds Reno, Inc., Fitzgeralds Incorporated, Fitzgeralds Arizona Management, Inc., Fitzgeralds Black Hawk, Inc., Fitzgeralds Fremont Experience Corporation, Fitzgeralds Las Vegas, Inc. and Fitzgeralds Management Corporation; (b) for Colorado counsel: Fitzgeralds Black Hawk II, Inc. and 101 Main Street Limited Liability Company; and (c) for Mississippi counsel: Fitzgeralds Mississippi, Inc.

upon the enforceability of indemnification provisions, under certain circumstances, by federal or state securities laws or the policies underlying such laws.

               5. Neither the execution, delivery or performance of any of the Documents (including the Guaranty) nor the consummation of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, or require the consent of any Person (other than consents that have already been obtained) under, or result in the imposition of a Lien on any property or assets of the [appropriate Fitzgeralds Entity], or an acceleration of any indebtedness pursuant to (i) the Charter Documents of the [appropriate Fitzgeralds Entity], or (ii) any Applicable Law of the State of [state].

               6. No Permits, including, without limitation, Permits with respect to engaging in gaming operations and the manufacture of gaming machines (other than those that have been obtained or taken and are in full force and effect), are required under the Applicable Laws of the State of [state] in connection with, or as a condition to, the execution, delivery or performance of the Document or for the consummation of the Transactions.

               7. Each Regulated Person has, and to the best of our knowledge is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming operations and the manufacture of gaming machines) necessary under the Applicable Laws of the State of [state] to own, operate, lease and license its assets and properties and to conduct its business as described in the Offering Circular. All of such Permits are in full force and effect.

               8. To the best of our knowledge, no Governmental Authority of the State of [state] is investigating any Regulated Person (other than normal overseeing reviews), and (b) there is no basis for any of such Gaming Authorities to deny the renewal of the current Permits held by any of them.

               9. We have reviewed the information in the Offering Circular under the captions "Risk Factors - Government Regulation and Licensing," ["Description of Capital Stock"] and "Regulation and Licensing - [Nevada Gaming Regulation] [Mississippi Gaming Regulation] [Colorado Gaming Regulation] [Indian Gaming Regulation]," and to the extent such information constitutes matters, or summaries of matters, of the laws of the State of [state] or federal law, it is complete and correct in all material respects.

               10. There is no Proceeding before or by any Governmental Authority in the State of [state] now pending, or to the best of our knowledge threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the Transactions or
(ii) could, singly or in the aggregate, have a Material Adverse Effect.

               11. The [define financing statements] Financing Statement[s] [is][are] in appropriate form for filing in the [define filing offices] Filing Office[s] under the State of [state] UCC. With respect to that portion of the Collateral as to which the filing of a financing statement is a permissible method of perfection under the State of [state] UCC (the "UCC Filing Collateral"), the security interest in favor of the Collateral Agent in that portion of the UCC Filing Collateral which is described in the Financing Statement[s] will be perfected upon filing of the Financing Statements in the Filing Office[s].

               12. [Maritime only.] Fitzgeralds Mississippi, Inc. ("FMI") is the documented owner of the "Fitzgeralds Tunica" (Official #262757); and (ii) upon filing and due recording of the [described ship mortgage] (the "Ship Mortgage") in the National Vessel Documentation Center, The Bank of New York, as Trustee-Mortgagee, will have a valid first preferred mortgage lien under the Ship Mortgage Act on the vessel described in the Ship Mortgage, entitled to all of the benefits and priorities accorded a first "preferred mortgage" under the Ship Mortgage Act, prior to all Liens other than those expressly granted priority under the Ship Mortgage Act over the lien of a first "preferred mortgage," securing the Obligations.

               13. (a) The [describe mortgage] (the "Mortgage") is in appropriate form for recording in the recording offices indicated on Schedule
[] (the "Recording Offices") and is in appropriate form for filing as a "fixture filing" under Article 9 of the Applicable UCC in the Filing Offices.

                    (b) Upon due recordation of the Mortgage in the Recording Offices, the Mortgage will create, as security for the payment and performance of the Obligations, (i) a valid, perfected and enforceable mortgage lien of record on the entire interest of [each appropriate Fitzgerald Entity] in that portion of the trust estate located in the State of [state] which constitutes real property (including fixtures to the extent such fixtures constitute real property) and (ii) a valid, perfected and enforceable security interest in the leases and rents described in the Mortgage.

                    (c) The provisions of the Mortgage are effective to create in favor of the Collateral Agent to secure the Secured Obligations (as defined in the Security Agreement) a valid security interest in each Grantor's rights in that portion of the Collateral described in the Mortgage that is subject to
Article 9 of the Applicable UCC (the "UCC Collateral").

                    (d) The Financing Statement[s] [is][are] in appropriate form for filing in the Filing Office[s] under the State of [state] UCC. With respect to that portion of the trust estate described in the Mortgage as to which the filing of a financing statement is a permissible method of perfection under the State of [state] UCC (the "UCC Filing Collateral"), the security interest in favor of the Collateral Agent in that portion of the UCC Filing Collateral which is described in the Financing Statement[s] will be perfected upon filing of the Financing Statements in the Filing Office[s].

                    (e) After the recordings and filings specified in the foregoing paragraphs have been effected, no instruments need to be recorded, registered or filed or re-recorded, re-registered or re-filed in any public office in the State of [state], and no other act need be performed in order to maintain the perfection and priority of the liens and security interests created by the Mortgage, except for the filing of continuation statements at 5-year intervals in respect of the Financing Statements in accordance with the Applicable UCC.

               14. [Nevada only.] Each of the leasehold mortgages identified on Annex __ hereto is in form sufficient to create a lien on the leases described therein and the fixtures located on the real property that is the subject of such lease in favor of the Collateral Agent, and upon its execution, acknowledgment and attestation, will be in proper form for recordation in real estate records, and assuming the leases described therein or memoranda of leases with respect thereto have been duly recorded in the applicable Filing or Recording Offices, upon recordation of such liens, such liens are perfected by the recordation of each leasehold mortgage in such offices.

               15. There is no mortgage, mortgage recording, stamp, intangibles or other similar tax (other than normal filing and recording fees) required to be paid under the laws of the United States of America or the State of [state] or any political subdivision thereof in connection with the execution, delivery, recordation, filing or perfection, as applicable, of any of the Security Documents or the obligations evidenced or secured thereby.

               16. The law of the State of [state] does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens in both the real estate and the personal property of the debtor or require a lienholder to take recourse first or solely against its collateral.

               17. In any action to enforce the security interests in the Collateral in the State of [state], the law of the State of New York should govern the legality of the interest and the other amounts to be paid and received with respect to the Notes. If the law of the State of [state] were to apply, the interest and other amounts to be paid with respect to the Notes would not be usurious.

               18. The Collateral Agent is not required to register as a foreign entity or qualify to do business in the State of [state] solely by reason of the Transactions.

               19. The State of [state] has no law pursuant to which a lien against any real property of [each appropriate Fitzgerald Entity] superior to the lien created by the Mortgage could arise as a result of a violation of environmental laws or regulations of the State of [state]. No environmental law or regulation of the State of [state] would require any remedial or removal action or certification of nonapplicability as a condition to the granting of the Mortgage or the foreclosure or the sale of any property of [each appropriate Fitzgerald Entity] located in the State of [state].

               20. Based upon facts of which we have actual knowledge, the transactions contemplated by the Security Documents do not constitute a fraudulent conveyance or fraudulent transfer or a preferential transfer under the laws of the State of [state], so long as the conveyances are made in good faith.

               21. Although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as set forth above), nothing has come to our attention that causes us to believe that the "Risk Factors - Government Regulation and Licensing" and "Regulation and Licensing - [Nevada Gaming Regulation] [Mississippi Gaming Regulation] [Colorado Gaming Regulation] [Indian Gaming Regulation]" sections of the Offering Circular as of its date contained, or on the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to any other portion of the Offering Circular).

                                  Schedule 6(d)
                                  -------------

                                             Issuer's Direct
                                             or Indirect Percentage    Jurisdiction of
      Subsidiaries of the Issuer             Beneficial Ownership      Organization
      --------------------------             --------------------      ------------
101 Main Street Limited Liability Company      100%                     Colorado
Fitzgeralds Black Hawk, Inc.                   100%                     Nevada
Fitzgeralds Black Hawk II, Inc.                100%                     Colorado
Fitzgeralds Freemont Experience Corporation    100%                     Nevada
Fitzgeralds Incorporated                       100%                     Nevada
Fitzgeralds Las Vegas, Inc.                    100%                     Nevada
Fitzgeralds Management Corporation             100%                     Nevada
Fitzgeralds Mississippi, Inc.                  100%                     Mississippi
Fitzgeralds Reno, Inc.                         100%                     Nevada
Fitzgeralds South, Inc.                        100%                     Nevada
Fitzgeralds New York, Inc.                      85%                     New York
Fitzgeralds Arizona Management, Inc.            85%                     Nevada
